UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014 (October 27, 2014)

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of CTI BioPharma Corp. (the “Company”), originally filed with the United States Securities and Exchange Commission (the “Commission”) on October 27, 2014 (the “Original Filing”). The Company is filing this Amendment solely to file the asset purchase agreement and the amended and restated exclusive license agreement, each as identified below and attached as Exhibit 2.1 and Exhibit 10.3 hereto, respectively, which were referenced in the Original Filing.

No modification or update is otherwise made to any other disclosures in the Original Filing, nor does this Amendment reflect any events occurring after the date of the Original Filing. As such, this Amendment should be read in conjunction with the Original Filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location

2.1*†	Asset Purchase Agreement, dated October 24, 2014, by and between Chroma Therapeutics Limited and CTI BioPharma Corp.	Filed herewith.

10.3†	Amended and Restated Exclusive License Agreement, dated October 24, 2014, by and between Vernalis (R&D) Ltd. and CTI BioPharma Corp.	Filed herewith.

*	Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Commission upon request.
†	Portions of these exhibits have been omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: November 6, 2014	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description	Location

2.1*†	Asset Purchase Agreement, dated October 24, 2014, by and between Chroma Therapeutics Limited and CTI BioPharma Corp.	Filed herewith.

10.3†	Amended and Restated Exclusive License Agreement, dated October 24, 2014, by and between Vernalis (R&D) Ltd. and CTI BioPharma Corp.	Filed herewith.

*	Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Commission upon request.
†	Portions of these exhibits have been omitted pursuant to a request for confidential treatment.